UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 26, 2013

COMMONWEALTH REIT

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

(617) 332-3990

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 26, 2013, the Board of Trustees of CommonWealth REIT, or the Company, received two open letters, or the Corvex/Related Letters, from Corvex Management, LP, or Corvex, and Related Fund Management, LLC, or Related, raising various matters, and Corvex and Related jointly filed a Schedule 13D with the Securities and Exchange Commission, or the SEC.  Among other things, the Corvex/Related Letters demand that the Company terminate its public offering of common shares, or the Equity Offering, and its tender offer to purchase certain senior unsecured notes, or the Tender Offer, which were previously disclosed in the Company’s Current Report on Form 8-K dated February 25, 2013.  For reference, copies of the Corvex/Related Letters are attached hereto as Exhibits 99.1 and 99.2.  The Schedule 13D filed by Corvex and Related, its exhibits and the Corvex/Related Letters referenced in this Current Report, were not prepared by the Company, and the Company does not endorse or confirm, and is not responsible for, any of their content.  The Schedule 13D, its exhibits and the Corvex/Related Letters are the responsibility of Corvex and Related.

On February 27, 2013, the Company issued a press release announcing that its Board of Trustees has determined that the best interests of the Company will be served by continuing the Equity Offering and Tender Offer. A copy of the press release issued by the Company is attached hereto as Exhibit 99.3.

In addition, the Company is providing the following additional risk factors for the purpose of updating the risk factor disclosure contained in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2012.

The matters described in, arising out of or related to the Schedule 13D filed by Corvex Management, LP and Related Fund Management, LLC create certain risks for our company and its equity investors.

The matters described in, arising out of or related to the Schedule 13D filed with the Securities and Exchange Commission by Corvex Management, LP, or Corvex, and Related Fund Management, LLC, or Related, on February 26, 2013, or the Schedule 13D, and the separate open letter we received from Corvex and Related on February 26, 2013, or collectively the Corvex and Related Documents, create certain risks for current and future investors in our common shares.  Among other things, Corvex and Related have demanded that we terminate our offering of our common shares, or the Offering, and our tender offer for certain of our senior unsecured notes, or the Tender Offer, each announced by us on February 25, 2013. Corvex and Related have stated that they are prepared to file litigation seeking to enjoin the Offering or provide for its rescission in the event that it is completed.  After considering the Corvex and Related Documents, our Board of Trustees has determined to proceed with the Offering and the Tender Offer.  That decision and any views that may be expressed or actions taken by the Board of Trustees with respect to the matters raised by, described in or related to the Corvex and Related Documents may be negatively received by our shareholders, which could result in negative consequences for us and have a material adverse effect on us and our future share prices.  Litigation or arbitration could be costly and could divert our management’s time and attention from the operation of our business.  Certain actions by Corvex and Related described in the Corvex and Related Documents could result in a change of control, a change in management and a change in the composition of the Company’s Board of Trustees, and could give rise to defaults under numerous agreements of ours, including our revolving credit facility, term loan and other debt agreements.  Further, investors should not necessarily assume that the actions by Corvex and Related are an indication that they, or any other party, will seek to acquire us now or in the future or that any actions or proposed actions described by Corvex and Related in the Corvex and Related Documents will be taken, and investors should not necessarily ascribe incremental value to our shares as a result of the possibility of such actions.  On February 25, 2013, the day before the Schedule 13D was filed by Corvex and Related, the last reported sales price of our common shares on the New York Stock Exchange was $15.85 per share.

The actions taken by our Board of Trustees with respect to the matters described in, arising out of or related to the Corvex and Related Documents may provoke dissident shareholder activities that result in significant costs and have other material adverse effects.

The actions taken by our Board of Trustees with respect to the matters described in, arising out of or related to the Corvex and Related Documents could provoke shareholder litigation or arbitrations, dissident shareholder trustee nominations or dissident shareholder proposals and result in the substantial decline in the market price of our common shares.  These activities, if instituted against us, could result in substantial costs and a diversion of our management’s attention that could have a material adverse effect on us and the market price of our common shares.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON THE COMPANY’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS WHICH ARE BEYOND THE COMPANY’S CONTROL.  FOR EXAMPLE, ALTHOUGH THIS REPORT STATES THAT THE COMPANY’S BOARD OF TRUSTEES HAS DETERMINED THAT THE BEST INTERESTS OF THE COMPANY WILL BE SERVED BY THE COMPANY CONTINUING THE EQUITY OFFERING AND THE TENDER OFFER, THERE CAN BE NO ASSURANCE THAT THE EQUITY OFFERING OR THE TENDER OFFER WILL BE CONSUMMATED, THAT THEY WILL NOT BE DELAYED OR THAT THEIR TERMS WILL NOT CHANGE.  FOR THESE REASONS, AMONG OTHERS, YOU SHOULD NOT PLACE UNDUE RELIANCE UPON THE COMPANY’S FORWARD LOOKING STATEMENTS.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

99.1	First Letter from Corvex and Related dated February 26, 2013
99.2	Second Letter from Corvex and Related dated February 26, 2013
99.3	Press Release issued by the Company dated February 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMONWEALTH REIT

By:	/s/ John C. Popeo
Name:	John C. Popeo
Title:	Treasurer and Chief Financial Officer

February 27, 2013